UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2005

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)

1-11512 (Commission File Number)	04-2857552 (I.R.S. Employer Identification No.)

27 Drydock Avenue Boston, Massachusetts (Address of Principal Executive Offices)	02210-2377 (Zip Code)

(617) 897-2400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 3, 2005, the Board of Directors of SatCon Technology Corporation (the “Company”) approved the appointment of David E. O’Neil as Vice President of Finance and Treasurer, effective March 1, 2005. On February 14, 2005, the Company issued a press release announcing Mr. O’Neil’s appointment, a copy of which is attached hereto as Exhibit 99.1.

Mr. O’Neil, age 58, is currently serving as Vice President and General Manager of SatCon Electronics, the electronics division of the Company, and has served in this role since 2003.  Mr. O’Neil joined SatCon Electronics in February of 2003 as its Controller, and was promoted to General Manager in November of 2003.  Prior to that he was with Polaroid Corporation for over 29 years.  During his career at Polaroid he served as Group Controller for Global Sales and Marketing, Vice President of Purchasing, Group Controller for Global Manufacturing, and numerous other financial positions.  Mr. O’Neil holds a B.S. in Accounting from Bentley College, and an M.B.A from Suffolk University.

A copy of the press release announcing Mr. O’Neil’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits.

(c)         Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 14, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: February 14, 2005	By:	/s/ David B. Eisenhaure
David B. Eisenhaure
Chief Executive Officer